UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
STKd 100% COIN & 100% NVDA ETF	The Nasdaq Stock Market, LLC
STKd 100% NVDA & 100% MSTR ETF	The Nasdaq Stock Market, LLC
STKd 100% MSTR & 100% COIN ETF	The Nasdaq Stock Market, LLC
STKd 100% COIN & 100% HOOD ETF	The Nasdaq Stock Market, LLC
STKd 100% NVDA & 100% AMD ETF	The Nasdaq Stock Market, LLC
STKd 100% TSLA & 100% MSTR ETF	The Nasdaq Stock Market, LLC
STKd 100% TSLA & 100% NVDA ETF	The Nasdaq Stock Market, LLC
STKd 100% SMCI & 100% NVDA ETF	The Nasdaq Stock Market, LLC
STKd 100% UBER & 100% TSLA ETF	The Nasdaq Stock Market, LLC
STKd 100% META & 100% AMZN ETF	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 316 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001839882-25-010423) on February 24, 2025, which is incorporated herein by reference.

The Trust currently consists of 145 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of each class of securities to be registered	IRS Employer ID Number
STKd 100% COIN & 100% NVDA ETF	33-3244364
STKd 100% NVDA & 100% MSTR ETF	33-3182916
STKd 100% MSTR & 100% COIN ETF	33-3217131
STKd 100% COIN & 100% HOOD ETF	33-3271248
STKd 100% NVDA & 100% AMD ETF	33-3217243
STKd 100% TSLA & 100% MSTR ETF	33-3134543
STKd 100% TSLA & 100% NVDA ETF	33-3183181
STKd 100% SMCI & 100% NVDA ETF	33-3244425
STKd 100% UBER & 100% TSLA ETF	33-3158474
STKd 100% META & 100% AMZN ETF	33-3183072

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.

B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.

C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.

D.	Registrant’s Amended and Restated By-Laws, effective as of November 10, 2022, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 28, as filed with the SEC on November 14, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

February 24, 2025

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	Principal Executive Officer